NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries	Media

	StemCells, Inc. Megan Meloni (650) 475-3105	Russo Partners Ian Stone (619) 528-2220 David Schull (212) 845-4271

STEMCELLS, INC. FILES TO CONDUCT NEURAL STEM CELL TRIAL
IN CHRONIC SPINAL CORD INJURY

PALO ALTO, Calif., November 15, 2010 – StemCells, Inc. (NASDAQ: STEM) announced today that is has filed an application with Swissmedic, the Swiss regulatory agency for therapeutic products, to conduct a clinical trial in Switzerland of the Company’s HuCNS-SC® purified human neural stem cells in chronic spinal cord injury patients. If authorized, the study would enroll patients who are three to 12 months post-injury.

“With this filing we have taken a tangible step to broaden the clinical development of our HuCNS-SC product candidate beyond the brain and into the spinal cord,” said Martin McGlynn, President and CEO of StemCells, Inc. “This exciting initiative is supported by extensive preclinical research demonstrating the ability of our proprietary cells to restore lost motor function when transplanted in the chronic spinal cord injury setting. The prospect of extending the treatment window to months or longer following injury would mean that a much larger population of injured patients could potentially benefit from such an approach.”

Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc., added, “Switzerland is home to some of the leading clinicians and medical centers in the world engaged in the treatment and rehabilitation of spinal cord injury patients, which makes it an excellent setting for this type of trial. While we have yet to secure Swissmedic authorization to initiate the study, we are pleased to have already received approval from the respective ethics committees at our anticipated trial site and the local Canton, both of which are prerequisites for making a submission of this kind in Switzerland.”

The results of numerous collaborative preclinical studies with researchers at the University of California, Irvine (UCI) demonstrate the significant therapeutic potential of the Company’s human neural stem cells for the treatment of spinal cord injury. Data published in several peer-reviewed journals show that the cells engraft, migrate along the spinal cord to the point of injury, and then differentiate into neurons and specialized cells called oligodendrocytes that create the insulation (myelin) necessary for proper transmission of nerve impulses from the brain to below the level of injury. When transplanted in spinal cord-injured mice at both sub-acute and chronic injury time points, the cells have been shown to form protective myelin sheaths around damaged nerve axons and enable a significant and persistent recovery of walking ability.

Aileen Anderson, Ph.D., Associate Professor in the Departments of Physical Medicine and Rehabilitation, and Anatomy and Neurobiology at UCI, commented, “The preclinical data we have seen to date provide a compelling rationale for advancing these neural stem cells into clinical testing for chronic spinal cord injury. Restoring some degree of function for patients at later time points beyond the acute injury phase could have a transformative impact on the field as there are no effective treatment options for them today. The demonstrated ability of these cells to repair an injured spinal cord and promote functional motor recovery in animals could translate into improved quality of life for individuals living with paralysis, and I am excited to see StemCells take this important next step toward what I hope will one day become a viable therapy for a broad population of spinal cord-injured patients.”

About Chronic Spinal Cord Injury

According to a recent study initiated by the Christopher and Dana Reeve Foundation, nearly 1.3 million people in the U.S. alone are estimated to be living with chronic spinal cord injury. Chronic spinal cord injury is characterized as a point in time after injury in which inflammation has stabilized and behavioral recovery has reached a plateau. In spinal cord-injured patients, the chronic phase typically does not set in until several weeks or months following the injury. To date, treatment approaches have generally targeted the acute and sub-acute time points post-injury, which are considered to be hours or days following injury. StemCells hopes to address a broader population of spinal cord-injured patients by opening the window of opportunity for therapeutic intervention to months or longer post-injury.

More information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Drs. Stephen Huhn and Aileen Anderson, as well as Irving Weissman, MD, Chair of the Scientific Advisory Board and Director, StemCells, Inc.

About HuCNS-SC Cells

StemCells’ lead product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, this suggests the possibility of a durable clinical effect following a single transplantation.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. In its therapeutic product development programs, StemCells is targeting disorders of the central nervous system and the liver. StemCells’ lead product candidate, HuCNS-SC cells (purified human neural stem cells), is currently in clinical development for the treatment of two fatal neurodegenerative disorders in children, and in preclinical development for spinal cord injury and retinal disorders such as age-related macular degeneration. StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of securing authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the potential of the Company’s HuCNS-SC product candidate to myelinate damaged nerve axons in spinal cord injury patients and restore lost motor function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the results of the Company’s preclinical studies in spinal cord injury will be replicated in humans; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, NCL or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct this clinical trial or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its subsequent reports on Form 10-Q and Form 8-K.

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